 Exhibit (a)(1)(v)
Notice of Withdrawal of Tender
Regarding Shares in Ares Strategic Income Fund
Tendered Pursuant to the Offer to Purchase
Dated February 21, 2024
The Offer and withdrawal rights will expire on March 20, 2024 and this Notice of Withdrawal must be received by
the Fund’s Transfer Agent or Custodian by 11:59 p.m.,
Eastern Time, on March 20, 2024, unless the Offer is extended.
Complete this Notice of Withdrawal and follow the transmittal instructions included herein
PLEASE SEND COMPLETED FORMS TO YOUR FINANCIAL REPRESENTATIVE.
You are responsible for confirming that this Notice is received timely. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.
Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.
Fund Name:
Fund Account #:
Account Name/Registration:
Social Security Number:
Email Address:
The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.
In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.
Signature	Print Name of Authorized Signatory (and Title if applicable)	Date
Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Notice of Withdrawal of Tender
Regarding Shares in Ares Strategic Income Fund
For Clients of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Tendered Pursuant to the Offer to Purchase
Dated February 21, 2024
The Offer and withdrawal rights will expire on March 20, 2024 and your Merrill Lynch Financial Advisor/Portfolio Manager must submit this Notice of Withdrawal for processing by 11:59 p.m.,
Eastern Time, on March 20, 2024, unless the Offer is extended
Complete this Notice of Withdrawal and deliver to your Merrill Lynch Financial Advisor/Portfolio Manager.
For additional information call your Merrill Lynch Financial Advisor/Portfolio Manager.
You are responsible for confirming that this Notice is submitted for processing timely by your Merrill Lynch Financial Advisor/Portfolio Manager. If you fail to confirm timely submission of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.
Dear Shareholder:
Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.
Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip Telephone Number:
Email Address:
Financial Intermediary Finn Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:
The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.
In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.
Signature	Print Name of Authorized Signatory (and Title if applicable)	Date
Signature	Print Name of Authorized Signatory (and Title if applicable)	Date